Exhibit 10.6

MEMBERSHIP INTEREST PURCHASE AGREEMENT

SALE OF BERRY HILL INTEREST

FROM

BEMT BERRY HILL, LLC

TO

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC

Exhibit 10.6

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Exhibit 10.6

MEMBERSHIP INTEREST PURCHASE AGREEMENT

SCHEDULE OF EXHIBITS AND APPENDICES

Exhibit A	-	Organizational Charts

Appendix 1.2	-	Defined Terms

Appendix 2.1(a)	-	Form of Assignment of Interest

Appendix 2.1(c)	-	Form of Venture Agreement Amendment

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Exhibit 10.6

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made as of the 29th day of August, 2013 (the “Effective Date”) by and among BEMT BERRY HILL, LLC, a Delaware limited liability company (“Seller”), and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller is the owner and holder of a 64.806% limited liability company interest in BR Berry Hill Managing Member, LLC, a Delaware limited liability company (“BR Berry Hill Member”).

B. BR Berry Hill Member is a co-manager of, and is the owner and holder of an 82.5% limited liability company interest in, BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company (“Berry Hill Venture”), which is the sole member of 23Hundred, LLC, a Delaware limited liability company (the “Subsidiary”), which is the fee simple owner and holder of the Berry Hill Property (as defined in Appendix 1.2).

D. BR Berry Hill Member is an indirect owner of the Berry Hill Property, as shown in the organizational chart attached to this Agreement as Exhibit A-1 (the “Existing Organizational Chart”).

E. Seller desires to sell, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in a 34.381% limited liability company interest in BR Berry Hill Member (the “Berry Hill Interest”), which equates to a 28.36% indirect interest in the Berry Hill Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1. PURCHASE OF INTEREST; CONSIDERATION; DEFINITIONS

1.1 Purchase of Berry Hill Interest; Purchase Price; Payment Methodology. In accordance with the Recitals set forth above, which Recitals are incorporated into this Agreement and made a part thereof, Seller agrees to sell and convey, and Buyer agrees to purchase, the Berry Hill Interest on the terms and conditions set forth herein. As consideration for Seller’s agreement to sell the Berry Hill Interest to Buyer, Buyer shall pay $5,524,412 to Seller (the “Consideration”), due at the Closing. The Consideration shall be payable by way of Buyer providing a credit against and deemed paydown of the Seller’s outstanding principal balance under that certain Line of Credit and Security Agreement dated as of October 2, 2012 by and between Seller and Secured Lender, as subsequently amended by that certain Line of Credit and Security Agreement Modification Agreement dated March 4, 2013, that certain Second Amendment to Line of Credit and Security Agreement dated August 9, 2013 and that certain Third Amendment to Line of Credit and Security Agreement dated of even date herewith.

1.2 Definitions. Certain terms, capitalized but not defined in the body of this Agreement shall have the meanings ascribed to them on Appendix 1.2 attached hereto.

1.3 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

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Exhibit 10.6

ARTICLE 2. CLOSING

The transaction described herein shall be closed upon (i) the consummation of the purchase and sale of the Berry Hill Interest as contemplated in this Agreement, and (ii) the execution and delivery of the documents set forth in this Article 2.

2.1 Seller Deliveries. Seller shall deliver or cause to be delivered to Buyer the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a) Assignment of Interest. An assignment of the Berry Hill Interest, in the form attached hereto as Appendix 2.1(a), executed by Seller (the “Assignment of Interest”);

(b) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the Persons executing documents on behalf of Seller reasonably satisfactory to Buyer;

(c) Amendment to Venture Agreement. An amendment to the Venture Agreement, in the form attached hereto as Appendix 2.1(c), duly executed by Seller and reflecting the consummation of the purchase and sale of the Berry Hill Interest as contemplated herein (the “Venture Agreement Amendment”); and

(d) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, a lien waiver from the Secured Lender with respect to its security interest in the Berry Hill Interest, transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of Seller.

2.2 Buyer Deliveries. Buyer shall deliver or cause to be delivered to Seller the following, each such document being duly executed and, where appropriate, in recordable form and notarized:

(a) Consideration. Payment of the Consideration in the manner described in Section 1.1 of this Agreement;

(b) Authority. Evidence of the existence, organization and authority of Buyer and of the authority of the Persons executing documents on behalf of Buyer reasonably satisfactory to Seller;

(c) Venture Agreement Amendment. The Venture Agreement Amendment, duly executed by Buyer; and

(d) Other Deliveries. Such other documents, certificates and instruments reasonably necessary in order to effectuate the transactions described herein, including without limitation, transfer tax declarations, broker lien waivers, and any other Closing deliveries required to be made by or on behalf of Buyer.

2.3 Closing Statement. Seller and Buyer shall execute a closing statement consistent with this Agreement.

ARTICLE 3. PRORATIONS; COSTS

3.1 Prorations. Buyer and Seller agree to use customary commercially reasonable practices to determine all prorations and adjustments to be made between Buyer and Seller at Closing.

3.2 Post-Closing Corrections. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, provided such adjustment is claimed by such party within twelve (12) months after Closing. The provisions of this Section 3.2 shall survive the Closing.

3.3 Costs; Transfer Taxes. Buyer shall pay any Transfer Taxes due and payable with respect to the conveyance of the Berry Hill Interest, if any. Seller shall pay the cost of removing any Encumbrances on the Berry Hill Interest. Except as provided in Section 5.1 and Section 6.7 of this Agreement, or in any document or instrument executed pursuant to this Agreement, each party shall be responsible for their own attorneys’ and other professional fees, except that Seller shall cover and pay for $5,000 of Buyer’s attorneys’ fees. Seller and Buyer shall execute any required city, county and state transfer tax or other declarations, if applicable.

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Exhibit 10.6

3.4 Sales Commissions. Seller and Buyer represent and warrant each to the other that they have not dealt with any real estate broker or salesperson in connection with this transaction. In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transaction contemplated hereby, each party shall indemnify, defend and hold harmless the other party from and against any such claim based upon any actual or alleged statement, representation or agreement of the indemnifying party. This provision shall survive the Closing and any termination of this Agreement.

3.5 Excluded Obligations and Assets.

(a) Seller Obligations. Buyer is purchasing the Berry Hill Interest free and clear of any and all of Seller’s obligations with respect thereto and Encumbrances thereon.

(b) Survival. The provisions of this Section 3.5 shall survive Closing indefinitely and shall not be subject to the limitations set forth in Section 4.5 or Article 5.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

4.1 Seller’s Representations and Warranties as to Seller. As a material inducement to Buyer to execute this Agreement and consummate the Closing, Seller represents and warrants to Buyer that:

(a) Seller has been duly formed or organized as a limited liability company, is validly existing and is in good standing in the State of Delaware, and is authorized to exercise all its powers, rights and privileges.

(b) Seller has the power and authority, under its Charter Documents, to own and operate its assets, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

(c) All manager, member, or other action on the part of Seller and the BR Berry Hill Member necessary for Seller’s authorization, execution and delivery of this Agreement, and the performance of all obligations of Seller hereunder and the completion of the Closing pursuant hereto has been taken prior to the Closing. This Agreement constitutes a legally binding and valid obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (x) any provision of Seller’s Charter Documents as such documents exist immediately prior to the Closing; (y) any provision of any judgment, decree or order to which Seller is a party or by which its properties or assets are bound; or (z) any Laws applicable to Seller or its properties or assets.

(e) The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice any material contract or agreement to which Seller is a party.

(f) The execution, delivery and performance by Seller of this Agreement does not require the consent, approval, notice, clearance, waiver, order or authorization of any Person or Governmental Authority that has not been obtained or given.

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Exhibit 10.6

(g) There is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened in writing against Seller that challenges the validity of this Agreement or the right of Seller to enter into this Agreement, or that might result, either individually or in the aggregate, in Seller’s inability to perform its obligations under this Agreement. There is no material judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Seller, nor is Seller in material default with respect to any order or any court, arbitrator, tribunal or governmental or similar authority binding upon Seller, by which it or its respective properties or assets are bound, which would prevent Seller from performing its obligations under this Agreement.

(h) Seller is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

(i) Seller is not acting, directly or indirectly for, or on behalf of, any Person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Properties and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked Person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such Person, group, entity or nation.

(j) Seller is not insolvent and will not become insolvent by executing or performing its obligations under this Agreement or the documents to be executed in connection herewith.

4.2 Seller’s Representations and Warranties as to the Berry Hill Interest. As a material inducement to Buyer to execute this Agreement and consummate the Closing, Seller represents and warrants to Buyer with respect to the Berry Hill Interest, BR Berry Hill Member, Berry Hill Venture and the Subsidiary that:

(a) Seller is the owner and holder of 64.806% of the limited liability company interests in BR Berry Hill Member. The Berry Hill Interest is subject to a lien and security interest held by the Secured Lender, but is otherwise free and clear of any Encumbrances, and is otherwise subject only to restrictions on transfer imposed under applicable U.S. federal and state securities Laws, the Venture Agreement and the Loan Documents. The Berry Hill Interest has been duly and validly issued and, except as contemplated by this Agreement or the Venture Agreement, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase the Berry Hill Interest or any portion thereof.

(b) Other than as provided in the limited liability company agreement of Berry Hill Venture or the Subsidiary or the Venture Agreement, there are no options, warrants, stock appreciation rights, calls, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of Seller to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in any of BR Berry Hill Member, Berry Hill Venture or the Subsidiary (except the rights of Buyer under this Agreement).

(c) The Existing Organizational Chart attached at Exhibit A-1 is correct and correctly shows Berry Hill Venture and the Subsidiary and the percentage ownership interest of BR Berry Hill Member in Berry Hill Venture, and indirectly in the Subsidiary, and the existing ownership interest of Seller and the ownership interest of Bluerock Growth Fund, LLC (“BGF”) in the BR Berry Hill Member immediately prior to the Closing hereunder.

(d) The Post-Sale Organizational Chart attached at Exhibit A-2 is correct and correctly shows Berry Hill Venture and the Subsidiary and the percentage ownership interest of BR Berry Hill Member in Berry Hill Venture, and indirectly in the Subsidiary, and the pro forma ownership interests of Seller, Buyer and BGF in the BR Berry Hill Member immediately following the Closing hereunder.

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Exhibit 10.6

4.3 Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate the Closing, Buyer represents and warrants to Seller that:

(a) Buyer has been duly formed or organized as a limited liability company, is validly existing and, is in good standing in the state of its organization, and is authorized to exercise all of its powers, rights and privileges.

(b) Buyer has the power and authority, under its Charter Documents, to own and operate its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

(c) All action on the part of Buyer and its members, managers, and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Buyer hereunder and completion of the transactions hereunder, has been taken or will be taken prior to the Closing. This Agreement constitutes a legally binding and valid obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (x) any provision of Buyer’s Charter Documents; (y) any provision of any judgment, decree or order to which Buyer is a party or by which it or its property or assets are bound; or (z) any Laws applicable to Buyer or its property or assets.

(e) The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any material contract or agreement to which Buyer is a party.

(f) There is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, threatened in writing against Buyer that challenges the validity of this Agreement or the right of Buyer to enter into this Agreement, or that might result, either individually or in the aggregate, in Buyer’s inability to perform its obligations under this Agreement. There is no judgment, decree or order of any court, arbitrator, tribunal or governmental or similar authority in effect against Buyer, and Buyer is not in default with respect to any order of any court, arbitrator, tribunal or governmental or similar authority binding upon Buyer or by which it or its property or assets are bound that would prevent Buyer from performing its obligations under this Agreement.

(g) Buyer is a Secured Lender and consents to the release of its lien on the Berry Hill Interest, and has also obtained the consent of the other Secured Lender to release its lien on the Berry Hill Interest so as to permit Buyer to purchase the Berry Hill Interest free and clear of all Secured Lender liens and encumbrances on the Berry Hill Interest. Secured Lender (including Buyer) have jointly and severally agreed to enter into a Third Amendment to Line of Credit and Security Agreement and a Replacement Promissory Note in the amount of $7,610,944, both effective of even date herewith.

(h) Buyer is not acting, directly or indirectly for, or on behalf of, any Person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person, or other banned or blocked Person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions described herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions described herein, directly or indirectly, on behalf of, any such Person, group, entity or nation.

(h) Buyer is acquiring the Berry Hill Interest for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”)) thereof. Buyer understands that the Berry Hill Interest has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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Exhibit 10.6

4.4 Limitations. Except for the representations and warranties contained in Sections 4.1 and 4.2, or any documents delivered to Buyer at Closing in connection with this Agreement (collectively, “Seller’s Reps”), neither Seller nor any other Person (including, for the avoidance of doubt, any equity holder of Seller) makes any other express or implied representation or warranty in respect of the Berry Hill Interest, BR Berry Hill Member, Berry Hill Venture, the Subsidiary, the Berry Hill Property or the transaction contemplated hereby, and Seller disclaims all other representations or warranties, whether made by BR Berry Hill Member, Berry Hill Venture, the Subsidiary or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for Seller’s Reps, Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant or representative of BR Berry Hill Member, Berry Hill Venture, the Subsidiary or any of their respective Affiliates). EXCEPT FOR AND SUBJECT ONLY TO SELLER’S REPS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE BERRY HILL INTEREST, BR BERRY HILL MEMBER, BERRY HILL VENTURE, THE SUBSIDIARY, THE BERRY HILL PROPERTY OR ANY PORTION THEREOF, OR THE CONDITION OF OR MATERIALS RELATING TO THE BERRY HILL INTEREST, BR BERRY HILL MEMBER, BERRY HILL VENTURE, THE SUBSIDIARY OR THE BERRY HILL PROPERTY, IN WHOLE OR IN PART, OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND SUBJECT ONLY TO SELLER’S REPS, BUYER IS PURCHASING THE BERRY HILL INTEREST “AS IS” AND “WITH ALL FAULTS.” The disclaimer expressed in this Section 4.4 shall survive Closing.

4.5 Survival of Representations and Warranties. The representations and warranties set forth in this Article 4 are made as of the Effective Date. Such representations and warranties shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months (the “Limitation Period”); provided that (a) the representations and warranties set forth in Sections 4.1(a), (b), (c) and (d), Section 4.2 and Section 4.3(g) (the “Warranties”) shall survive the Closing indefinitely. Seller and Buyer shall have the right to bring an action for breach of such representations and warranties if they give the other party written notice of the circumstances giving rise to the alleged breach within the survival period specified therefor in this Section 4.5.

ARTICLE 5. INDEMNIFICATION AND LIMITATION ON LIABILITY

5.1 Indemnification between Seller and Buyer. Seller, on the one hand, and Buyer, on the other hand (for purposes of this Section 5.1, each an “indemnitor”), shall indemnify, defend and hold the other (for purposes of this Section 5.1, the “indemnified party”) harmless from any liability, claim, demand, loss, expense or damage that is: (a) suffered by, or asserted by any third party against the indemnified party arising from any act or omission of the indemnitor, its agents, employees or contractors or otherwise arising out of the ownership of the Berry Hill Interest first arising or occurring prior to the Closing (with respect to Seller as indemnitor) or from and after the Closing (with respect to Buyer as the indemnitor); (b) arising out of the breach or inaccuracy of any of the indemnitor’s representations and warranties set forth herein; or (c) arising out of any failure by Seller or Buyer to perform any covenant or obligation of Seller or Buyer, as applicable, set out in this Agreement.

5.2 Limitation on Seller’s Liability. Notwithstanding any other provision of this Article 5 to the contrary, (a) Seller shall not have any indemnification obligations for claims under Section 5.1 unless and until the aggregate amount of such claims exceeds $30,000 (provided that, once the amount of such claims exceeds $30,000, Seller shall pay damages from the first dollar of damages) and (b) in no event shall Seller’s aggregate liability for claims under Section 5.1 of this Agreement exceed $500,010.00; provided, however, that the limitations on liability set forth in this Section 5.2 shall not apply to any loss or liability arising from any breach of any of Seller’s Warranties, or to Seller’s obligations with respect to re-prorations under Section 3.2, which liability and obligations shall not be credited against the foregoing cap. The provisions of this Article 5 shall be the sole and exclusive remedy of Buyer with respect to matters which are subject to indemnification by Seller under Section 5.1 of this Agreement, all other remedies with respect to such matters being hereby waived.

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Exhibit 10.6

5.3 Survival. The provisions of this Article 5 shall survive the Closing; provided that claims under clause (a) or (b) of Section 5.1 shall be subject to the Limitation Period. Any claim for indemnification under Section 5.1(a) or (b) not made on or prior to the expiration of the Limitation Period set forth in Section 4.5 shall be irrevocably and unconditionally waived and released.

ARTICLE 6. MISCELLANEOUS

6.1 Parties Bound. No party may assign this Agreement without the prior written consent of the other party, and any such prohibited assignment shall be void. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, permitted assigns, heirs, and devises of the parties.

6.2 Headings; Entirety; Amendments. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof. All exhibits and appendices attached to this Agreement are incorporated herein as if fully set forth in this Agreement and shall be deemed to be a part of this Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Berry Hill Interest, BR Berry Hill Member, Berry Hill Venture, the Subsidiary or the Berry Hill Property (other than the Charter Documents of BR Berry Hill Member, Berry Hill Venture and the Subsidiary). This Agreement may be amended or supplemented (except as noted in the preceding sentence) only by an instrument in writing executed by the party against whom enforcement is sought.

6.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by a party to enforce against another party any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

6.4 Governing Law; Calculation of Time Periods; Time. This Agreement shall, in all respects, be governed and enforced in accordance with the laws of the State of New York. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in New York, New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:30 p.m. New York, New York time. Time is of the essence in the performance of this Agreement.

6.5 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any Person as a third party beneficiary, decree, or otherwise, other than the indemnified parties referenced in Section 5.1 pursuant to and for purposes of Section 5.1, who shall be express third party beneficiaries hereof solely for purposes of Section 5.1.

6.6 Confidentiality. No party shall make a public announcement or other disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of the other, which consent may not be unreasonably conditioned, delayed or withheld so long as such public disclosure is otherwise in compliance with this Agreement; provided, however, that without the consent of the other party, a party may make (i) any public disclosure it reasonably believes is required by applicable Laws (in which event such party shall use reasonable efforts to advise the other party prior to the making of such disclosure); (ii) such disclosure as may be reasonably necessary to enforce any provision of this Agreement; (iii) any disclosure to any lender or prospective lender, creditor, officer, employee, agent, current or prospective investor and their advisors, current or prospective financial partner, or Affiliate as necessary to perform its obligations under this Agreement or (iv) any public disclosure that is deemed advisable by such party or its counsel to be disclosed in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to such party or any Affiliate thereof, including any disclosures to the Securities and Exchange Commission and any press release required by the Securities and Exchange Commission in connection therewith.

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Exhibit 10.6

6.7 Enforcement Expenses. Should any party employ attorneys or arbitrators to bring an action or arbitration to enforce any of the provisions hereof, the non-prevailing party in such action or arbitration shall pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees and costs, expended or incurred in connection therewith.

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the following parties:

If to Buyer:	c/o Bluerock Real Estate, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy

If to Seller:	c/o Bluerock Multifamily Advisor, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Michael L. Konig

6.9 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and the documents to be executed on or prior to the Closing Date and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the documents to be delivered on or prior to the Closing Date or any exhibits or amendments thereto.

6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages which shall be deemed original signatures for all purposes.

6.11 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party on or prior to the Closing Date, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Berry Hill Interest to Buyer.

6.12 Waiver of Jury Trial; Forum. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS AGREEMENT IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

6.13 Mutual Execution. Until this Agreement has been duly executed by both parties hereto and a fully executed copy has been delivered to each party hereto (which may occur by facsimile transmission or e-mail), this Agreement shall not be legally binding against the parties.

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Exhibit 10.6

6.14 Cooperation. Subject to the provisions of this Agreement, the parties agree to cooperate and use Commercially Reasonable Efforts to consummate the transactions contemplated hereby.

[signatures on following page]

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Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

BUYER:

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC,
a Delaware limited liability company

By:	BR SOIF III Manager, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

SELLER:

BEMT BERRY HILL, LLC,
a Delaware limited liability company

By:	Bluerock Multifamily Holdings, LP,
a Delaware limited partnership,
its Manager

By:	Bluerock Multifamily Growth REIT, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Ramin Kamfar
Ramin Kamfar
Authorized Signatory

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